Exhibit 99.2

CWI Sawgrass Holdings, LLC (“Successor”)

Consolidated Financial Report
For the Three Months Ended March 31, 2015 (Unaudited)

MLQ SGR Holdco III, L.L.C. (“Predecessor”)

Consolidated Financial Report
For the Three Months Ended March 31, 2014 (Unaudited)

(Collectively “Marriott Sawgrass Golf Resort and Spa”)

Contents

Financial Statements

Consolidated Balance Sheet (Unaudited)	1

Consolidated Statement of Operations
and Comprehensive Income (Unaudited)	2

Consolidated Statement of Changes in Equity (Unaudited)	3

Consolidated Statement of Cash Flows (Unaudited)	4

Notes to Consolidated Financial Statements (Unaudited)	5-12

Marriott Sawgrass Golf Resort and Spa
Consolidated Balance Sheet

Successor
March 31, 2015 (Unaudited)
Assets
Investment in hotel property, net	$128,880,307
Cash and cash equivalents	7,733,265
Restricted cash	3,220,429
Accounts receivable, net	5,634,553
Inventory	452,598
Prepaid expenses	1,096,071
Deferred financing costs, net	824,300
Deferred tax asset	1,025,057
Other assets	54,866

$148,921,446

Liabilities and Equity
Mortgage payable	$66,700,000
Accounts payable and accrued expenses	3,701,636
Advance deposits	1,564,560
Deferred liabilities	6,740,957
$78,707,153

Equity	$70,214,293

$148,921,446

See Notes to Consolidated Financial Statements (Unaudited).

Marriott Sawgrass Golf Resort and Spa
Consolidated Statements of Operations and Comprehensive Income

	Successor	Predecessor
	Three Months Ended March 31, 2015 (Unaudited)	Three Months Ended March 31, 2014 (Unaudited)

Revenue:
Rooms	$5,482,494	$5,020,442
Food and beverage	6,163,814	5,938,642
Other hotel income	1,701,738	1,375,318
	13,348,046	12,334,402

Expenses:
Rooms	1,325,832	1,294,225
Food and beverage	3,587,055	3,242,105
Other hotel expense	869,433	843,537
Administrative and general	1,094,477	959,955
Sales and marketing	1,151,943	889,806
Franchise fees	—	445,943
Property taxes and other	436,583	233,032
Insurance	120,746	268,313
Utilities	574,683	538,537
Repairs and maintenance	621,262	595,783
Management fees	351,083	330,858
Depreciation	550,755	1,316,426
	10,683,852	10,958,520

Other operating expenses:
Corporate general and administrative expenses	25,164	—
	25,164	—

Income from operations	2,639,030	1,375,882

Other (income) expenses:
Interest expense	670,335	—
Interest expense - amortization of deferred financing costs	45,773	—
	716,108	—

Net income	1,922,922	1,375,882

Other comprehensive loss	(67,232)	—

Comprehensive income	$1,855,690	$1,375,882

See Notes to Consolidated Financial Statements (Unaudited).

Marriott Sawgrass Golf Resort and Spa
Consolidated Statement of Changes in Equity (Unaudited)

Predecessor
Balance, January 1, 2014	$121,516,602

Contributions	2,900,000

Distributions	—

Net income	1,375,882

Balance, March 31, 2014	$125,792,484

Successor
Balance, January 1, 2015	$68,358,603

Contributions	—

Distributions	—

Accumulated other comprehensive loss	(67,232)

Net income	1,922,922

Balance, March 31, 2015 (Unaudited)	$70,214,293

See Notes to Consolidated Financial Statements (Unaudited).

Marriott Sawgrass Golf Resort and Spa
Consolidated Statements of Cash Flows

	Successor	Predecessor
	Three Months Ended March 31, 2015 (Unaudited)	Three Months Ended March 31, 2014 (Unaudited)
Cash Flows from Operating Activities
Net income	$1,922,922	$1,375,882
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	550,755	1,316,426
Amortization	45,773	—
Allowance for doubtful accounts	30,705	24,479
Changes in:
Inventories	(13,892)	52,103
Accounts receivable	(2,458,903)	(3,547,473)
Prepaid expenses	(50,514)	68,740
Accounts payable and accrued expenses	242,698	1,985,266
Advance deposits	(345,584)	223,829
Receipt of key money, net	2,638,148	—
Deferred income	1,039,923	1,214,186
Due to related party	(405,174)	—
Net cash provided by operating activities	3,196,857	2,713,438

Cash Flows from Investing Activities
Additions to hotel operating property	(669,601)	(3,227,766)
Restricted cash	(798,014)	311,177
Net cash used in investing activities	(1,467,615)	(2,916,589)

Cash Flows from Financing Activities
Member capital contributions	—	2,900,000
Net cash provided by financing activities	—	2,900,000

Increase in cash and cash equivalents	1,729,242	2,696,849

Cash and cash equivalents:
Beginning of period	6,004,023	1,930,900

End of period	$7,733,265	$4,627,749

Supplemental Disclosures of Cash Flow Information
Interest paid	$669,761	$—

See Notes to Consolidated Financial Statements (Unaudited).

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
Predecessor
MLQ SGR Holdco III, L.L.C. (the Predecessor), a Delaware limited liability company, was formed on March 19, 2012, for the purpose of being the sole member of MLQ SGR Holdco II, L.L.C. MLQ SGR Holdco II, L.L.C. is the sole member of MLQ SGR Holdco I, L.L.C., which is the sole member of MLQ SGR REO, L.L.C. On April 1, 2012, MLQ SGR REO, L.L.C. foreclosed on the Marriott Sawgrass Golf Resort and Spa (the Hotel), a 511 room full-service hotel located in Ponte Vedra Beach, Florida, with seven additional villa buildings containing a total of 163 rentable units, a separate spa, and a beach club. Other amenities include a total of eight food and beverage outlets throughout the property, multiple swimming pools, a gift shop, a sundry shop, meeting space, fitness center, spa, and access to the TPC Sawgrass golf facility.

During the Predecessor’s holding period (April 1, 2012 to October 2, 2014), all profits, losses, distributions and contributions are allocated in accordance with the provisions of the respective limited liability company agreements.

On October 3, 2014, the Hotel was sold to CWI Sawgrass Hotel, LLC, a subsidiary of Carey Watermark Investors, Inc. (CWI), a Real Estate Investment Trust (REIT).

Successor
CWI Sawgrass Holdings, LLC (the Successor), a Delaware limited liability company, was formed on October 1, 2014, for the purpose of being the sole member in CWI Sawgrass Hotel, LLC (CWI Sawgrass).

The Successor accounted for the purchase of the Hotel as a business combination in connection with Accounting Standards Codification (ASC) 805, Business Combinations, resulting in a new accounting and reporting basis for the Successor.

On April 1, 2015, a 50 percent interest in the Hotel was sold to Carey Watermark Investors 2, an affiliate of CWI through a joint venture agreement (Note 9).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The consolidated financial statements present the financial positionof the Successor, and the results of operations, and cash flows of the Predecessor and the Successor and respectively consolidating, the accounts of each entity. All intercompany accounts and transactions have been eliminated in the consolidated presentation.

The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the acquisition of the Hotel by the Successor. The Predecessor and Successor periods have been separated by a vertical line on the face of the consolidated statements of operations, equity and cash flows to highlight the fact that the financial information for such periods has been prepared under two different historical cost basis of accounting. The accounting policies followed in the preparation of the consolidated financial statements for the Successor period are consistent with those of the Predecessor period except where noted below.

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

In the opinion of the Predecessor and the Successor, the unaudited financial information for the interim periods presented in this interim financial report reflect all normal and recurring adjustments necessary for a fair statement of financial position, results of operations and cash flows. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes of the Successor for the period from October 3, 2014 to December, 31, 2014, and of the Predecessor for

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

the period from January 1, 2014 to October 2, 2014, and the year ended December 31, 2013 (collectively the audited financial statements), as certain disclosures that would substantially duplicate those contained in the audited consolidated financial statements have not been included in this interim financial report. Operating results for interim periods are not necessarily indicative of operating results for an entire year.

Use of estimates: The preparation of consolidated financial statements in conformity with GAAP requires the Predecessor and the Successor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  The Predecessor and Successor maintained cash balances in financial institutions that, from time to time exceed the Federal Deposit Insurance Corporation (FDIC) insured limit.  Both the Predecessor and Successor believed the Hotel is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements as well as funding tax and insurance escrows.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at the Predecessor's and the Successor's respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write offs, collections and current credit conditions.  At March 31, 2015, the allowance for doubtful accounts was $44,041.

Inventories: Inventories consist of food, beverage, and supplies and are stated at the lower of cost or market.

Investment in hotel properties and depreciation: Investments in hotel properties including land, building and improvements, furniture, fixtures, and equipment were initially recorded at fair value pursuant to the application of the relevant purchase accounting standards for the respective properties in accordance with GAAP.  Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 20 to 40 years for the building improvements,15 years for land improvements, and 5 to 10 years for furniture, fixtures, and equipment.

Accounting for Acquisitions
Successor
The Successor determines whether a transaction or other event is a business combination, which requires that the assets acquired and the liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method of accounting. The Successor records its investments in hotel properties based on the fair value of the identifiable assets acquired, identifiable intangible assets acquired, liabilities assumed and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase at the acquisition date.

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

Assets are recorded at fair value and allocated to land, hotel buildings, hotel building improvements, furniture, fixtures and equipment and intangibles, as applicable, using appraisals and valuations performed by the Successor and independent third parties. Fair values are based on the exit price (i.e., the price that would be received in an orderly transaction to sell an asset or transfer a liability between market participants at the measurement date). The Successor evaluates several factors, including market data for similar assets, expected cash flows discounted at risk adjusted rates and replacement cost for the assets to determine an appropriate exit cost when evaluating the fair value of the assets. The Successor immediately expenses all acquisition costs and fees associated with transactions deemed to be business combinations.

The Successor records debt assumed in business combinations at fair value. The Successor determined the estimated fair value using a discounted cash flow model with rates that take into account the current market interest rate risk. Such resulting premium or discount is amortized over the remaining term of the obligation. The Successor also considered the value of the underlying collateral taking into account the quality of the collateral, the time until maturity, and the current interest rate.

Impairment of long lived assets: The Predecessor and Successor review long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the three months ended March 31, 2015 and March 31, 2014.

Derivative instruments:

Successor
Derivative instruments consist of interest rate cap agreements. The Successor measures derivative instruments at fair value and records them as assets or liabilities, depending on the rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in other comprehensive loss.

Deferred financing costs:

Successor
Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage, and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Note 2.    Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments: There are financial instruments, none of which are held for trading purposes. Fair value of all financial instruments at March 31, 2015, is estimated and does not differ materially from the aggregate carrying values of the financial instruments recorded in the accompanying

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

consolidated balance sheets. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The financial instruments also includes cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost which approximates fair value due to the short-term maturity of these instruments.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed, as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and remits the entire amount to the respective state tax jurisdiction upon collection from the customer.  The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Fair value measurements:

Successor
Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Successor utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Successor. Unobservable inputs are inputs that reflect the Successor’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

Note 2.    Summary of Significant Accounting Policies (Continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

The Successor has an interest rate cap and recognized an accumulated other comprehensive loss of $67,232 to reflect the market value of $54,866. The interest rate cap is a Level 2 investment.

There were no significant transfers among Levels 1, 2 and 3 during the three months ended March 31, 2015.

Income taxes:

Predecessor
The Predecessor has elected to be taxed as a limited liability company treated as a partnership and, as such, does not pay income taxes on its taxable income. Instead, the Members are liable for income taxes that result from the taxable income generated from its investments. The entity is subject to the statutory requirements of the state in which it conducts business.

The Predecessor evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the three months ended March 31, 2014, the Predecessor has determined that there are no material uncertain income tax positions.

Tax returns filed generally are subject to examination by U.S. and state taxing authorities for years ended after December 31, 2012.

Successor
A consolidated subsidiary of the Successor has elected to be taxed as a taxable REIT Subsidiary for income tax purposes. CWI Sawgrass leases the property to the subsidiary, which operates the Hotel. GAAP requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

The Successor is a subsidiary of a REIT as defined under Sections 856 through 860 of the Internal Revenue Code. As a REIT, there is no liability for federal income taxes on income earned and gains that are distributed as long as certain requirements are satisfied, principally relating to the nature of income and the level of distributions. The Successor is subject to the statutory requirements of the state in which business is conducted.

Note 2.    Summary of Significant Accounting Policies (Continued)

The Successor evaluates tax positions taken or expected to be taken in the course of preparing the Hotel’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the three months ended March 31, 2015, the Successor has determined that there are no material uncertain income tax positions.

Tax returns filed generally are subject to examination by U.S. and state taxing authorities since inception.

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

Note 3.	Investment in Hotel Property
At March 31, 2015, investment in hotel property consists of the following:

Successor
March 31, 2015 (Unaudited)
Land	$26,400,000
Buildings and improvements	95,172,230
Furniture, fixture and equipment	9,101,707
130,673,937
Less accumulated depreciation	(1,793,630)
Investment in hotel property, net	$128,880,307

Note 4.    Mortgage Payable

Successor
On October 3, 2014, in conjunction with the acquisition of the Hotel, the Successor obtained a mortgage loan with an aggregate principal balance of $78,000,000. The loan consisted of two promissory notes; one of the notes has a principal balance of $66,700,000; the other note has a principal balance of $11,300,000. Both promissory notes bear interest at the 30-day London Interbank Offered Rate (LIBOR) plus a spread of 3.85 percent (4.00 percent at March 31, 2015). The loan was collateralized by a mortgage on the Hotel. Both loans require interest-only payments through October 31, 2019, and have a maturity date of November 1, 2019. At March 31, 2015, the balance was $66,700,000.

In accordance with the execution of the loan agreement, the Successor entered into an Interest Rate Cap Agreement in order to cap the underlying LIBOR Rate of the notes payable at 4.00 percent. The notional amount of the interest rate cap agreement is $66,700,000 which increases to $78,000,000 at December 2015. The interest rate cap has a termination date of October 1, 2017.

Note 5.	Risk Management and Use of Derivative Financial Instruments
Successor
In the normal course of ongoing business operations, the Successor encounters economic risk. There are two main components of economic risk that arise: interest rate risk and market risk. The Successor is primarily subject to interest rate risk on interest-bearing assets and liabilities.

When the Successor uses derivative instruments, it is generally to reduce exposure to fluctuations in interest rates. The Successor has not entered into, and does not plan to enter into, financial instruments for trading or speculative purposes. In addition to derivative instruments that are entered into, the Successor may also be a party to derivative instruments that are embedded in other contracts, which are considered to be derivative instruments. The primary risks related to the use of derivative instruments

Note 5.	Risk Management and Use of Derivative Financial Instruments (Continued)
include default by a counterparty to a hedging arrangement on its obligation and a downgrade in the credit quality of a counterparty to such an extent that the ability to sell or assign the Successor’s hedging transaction is impaired. While the Successor seeks to mitigate these risks by entering into hedging arrangements with counterparties that are large financial institutions that are deemed to be creditworthy, it is possible that hedging transactions, which are intended to limit losses, could adversely affect the Successor’s earnings. Furthermore, if a hedging arrangement is terminated, the Successor may be obligated to pay certain costs, such as transaction or breakage fees. The Successor has established

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

All derivative transactions with an individual counterparty are governed by a master International Swap and Derivatives Association agreement, which can be considered as a master netting arrangement; however, the Successor reports derivative instruments on a gross basis in the consolidated financial statements. At March 31, 2015, no cash collateral had been posted nor received for any derivative positions.

During the three months ended March 31, 2015, the Successor recognized $67,232 in other comprehensive loss.

The Successor is exposed to the impact of interest rate changes primarily through borrowing activities. To limit this exposure, the Successor attempts to obtain mortgage financing on a long-term, fixed-rate basis. However, from time to time, the Successor may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate cap agreements with counterparties. An interest rate cap limits the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. The objective in using these derivatives is to limit exposure to interest rate movements.

The interest rate cap is designated as a cash flow hedge and had a fair value of $54,866 at March 31, 2015. The amount is included within other assets, net in the accompanying consolidated balance sheet.

Note 6.	Management Agreement
Predecessor
The Predecessor, through one of its wholly owned subsidiaries, entered into an agreement with an affiliate of Pyramid Hotel Group to perform property management (the Pyramid Agreement) and other services for the Hotel commencing on April 1, 2012. The term of the agreement was for one year with an automatic one-year renewal upon written notice by the Predecessor. Pursuant to the terms of the agreement, base annual management fees are calculated as 2.5 percent of gross operating revenues of the Hotel, as defined in the Pyramid Agreement, and an incentive fee as calculated per the terms of the Pyramid Agreement. For the three months ended March 31, 2014, base management fees under this agreement were $308,357.

Successor
The Successor, through one of its wholly owned subsidiaries, entered into an agreement with Marriott International Inc. (Marriott) to perform property management (the Marriott Agreement) and other services for the Hotel. The term of the agreement is 25 years, commencing with the acquisition of the Hotel. Pursuant to the terms of the agreement, base annual management fee of 3 percent of gross operating revenues of the Hotel, as defined in the Marriott Agreement and an incentive fee as calculated per the terms of the Marriott Agreement are required.

Note 6.     Management Agreement (Continued)

In connection with this agreement, Marriott will invest $10,750,000 in key money and paid to the Successor as follows: (a) 25 percent upon execution of the agreement, (b) 25 percent on January 2, 2015, (c) 25 percent within five days of the commencement of the work set out within the Marriott Agreement and (d) 25 percent within 10 days of Substantial Completion of the Initial Renovation, as defined in the Marriott Agreement, provided, however, if such date is prior to January 2, 2016, the Successor may elect to have the final payment funded on January 2, 2016. At March 31, 2015, the balance of the key money is $5,375,000 and is included within deferred liabilities within the accompanying consolidated balance sheet. According to generally accepted accounting principles, the key money is amortized on a straight-line basis over the term of the agreement and recorded as an adjustment against base management fees.

Marriott Sawgrass Golf Resort and Spa

Notes to Consolidated Financial Statements

For the three months ended March 31, 2015, base management fees as offset by the adjustment for the amortization of key money was $351,083.

Note 7.	Franchise Agreement
Predecessor
The Hotel operated as a Marriott Hotel pursuant to a franchise agreement with Marriott which had an initial expiration date of November 8, 2013, with a period for a two-year extension.  In accordance with the terms of the agreement, monthly franchise fees are equal to 6 percent of gross room sales, plus 3 percent of gross food and beverage sales.  Additionally, there is a marketing fee equal to 1 percent of gross room sales, as well as certain reservation charges. Franchise fees incurred for the three months ended March 31, 2014, were $445,943.

Successor
Upon the sale of the Hotel to the Successor on October 3, 2014, the franchise agreement was terminated and replaced with the Management Agreement with Marriott. As a result, no franchise fees are incurred since that date.

Note 8.	Litigation
The Hotel may be involved from time to time in litigation arising in the ordinary course of business.  The Predecessor and Successor believed the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations, or liquidity of the Hotel.

Note 9.	Subsequent Event
On April 1, 2015, a 50 percent controlling interest in the Hotel venture was sold to Carey Watermark Investors 2 Incorporated, a related party, for $70,500,000, inclusive of cash and the assumption of 50 percent of the property-level debt. Carey Watermark Investors 2 Incorporated is the managing member of the joint venture that acquired the 50 percent controlling interest.

Subsequent events were evaluated for potential recognition and/or disclosures in the consolidated financial statements through June 17, 2015, the date the consolidated financial statements were available to be issued.